Exhibit 10.32

First Amendment to

AMENDED AND RESTATED Employment Agreement

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “First Amendment”) is made and entered into as of this ___ day of September, 2016, by and between Learning Tree International, Inc., a Delaware corporation (the “Company”), and David C. Collins (the “Employee”).

A.     The Company and the Employee entered into an Amended and Restated Employment Agreement, dated in February 2016 (the “Employment Agreement”).

B.     The Company and the Employee desire to amend the Employment Agreement to (i) reduce the Employee’s annual base salary as described in Section 2 of the Employment Agreement.

C.     Section 15 of the Employment Agreement provides that an instrument signed by the Company and the Employee is necessary to amend the Employment Agreement.

NOW, THEREFORE, the Company and the Employee hereby agree:

1.     Section 2 of the Employment Agreement is hereby amended in its entirety as follows:

2. PAYMENT. As full compensation for the services rendered by Employee hereunder, the Company agrees to pay Employee the sum of $2,083.34/Month, payable in accordance with the Company’s payroll practices from time to time semi-monthly, subject to withholding and deductions in accordance with all applicable laws.

A.

Said compensation is for, among other things, (i) Employee’s advice, institutional and industry knowledge and availability to serve as Chairman of the Board to the Company and (ii) the covenants described herein.

B.

To the extent available to him based on his employment status, during the term of this Agreement, Employee shall be entitled to participate in such pension, welfare, and medical insurance plans and programs as are maintained by the Company from time to time for the general benefit of its employees. Employee shall not accrue any personal time off (PTO).

                /s/ DCC

(Employee’s Initials)

2.     Section 11 of the Employment Agreement is hereby amended in its entirety as follows:

11. WRITTEN PERMISSION: Except as otherwise specifically noted herein, any “written permission” required by this Agreement is only valid if authorized by the Board or its designee and signed by an authorized designee of the Board.

3.     Section 15 of the Employment Agreement is hereby amended by revising the last sentence thereof as follows:

No change, modification, waiver, or amendment of this Agreement shall be of any effect unless in writing signed by Employee and by an authorized designee of the Board.

4.     Except as modified by this First Amendment, all terms of the Employment Agreement shall remain in full force and effect without modification. The effect of the change to the amount of the monthly payment to Employee under the Agreement, as amended by this First Amendment, shall be effective as of August 1, 2016.

5.     This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile signature.

6.     Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the day first above written.

COMPANY			EMPLOYEE

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ Richard A. Spires	By:	/s/ David C. Collins
Name:	Richard A. Spires		Name: David C. Collins
Title:	Chief Executive Officer		Title: Chairman of the Board

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